EXHIBIT 10.27

[Form of Subordinate Security Agreement securing Subordinate Notes issued as part of Company Restructuring]

SUBORDINATE SECURITY AGREEMENT

     THIS SUBORDINATE SECURITY AGREEMENT ("Agreement") is made as of [________________________] between NatureWell, Incorporated, a Delaware corporation ("Debtor"), and [__________________________], a [________________________] ("Secured Party"), who agree as follows:

     1.     Recitals. This Agreement is entered into in contemplation of the following facts and circumstances:

            a.     Debtor has executed and delivered to Secured Party that certain Subordinate Note made of even date herewith in the original principal amount of $[____________] and all accrued and unpaid interest and all amendments and addendums thereto (the "Subordinate Note").

            b.     Debtor has agreed to secure its performance of the Subordinate Note by giving Secured Party a subordinate security interest in the Collateral (as defined below).

     2.     Grant of Subordinate Security Interest / Seniority. As security for Debtor's payment and performance of each and all of its obligations under the Subordinate Note, as may be amended and/or restated from time to time, Debtor hereby grants and assigns to Secured Party a subordinate security interest in all of Debtor's right, title, and interest in and to the assets more particularly described on Schedule 1 attached hereto and incorporated herein by this reference (collectively, the "Collateral"). Such subordinate security interest shall be junior in all respects to senior security interests in the Collateral whether now in existence or hereafter granted in accordance with the provisions of that certain Intercreditor, Subordination and Standby Agreement dated as of September 2, 2003 (the "Intercreditor Agreement"). Debtor hereby represents that it either a UCC Financing Statement in favor of Secured Party which serves to reflect the security interest has been previously filed or that it shall promptly do so following execution of this Agreement.

     3.     Existing and Future Security Interests. Other security interests in the Collateral, including senior security interests, now exist and shall continue to exist until the obligations secured by such security interests have been satisfied in full. The Debtor may from time to time grant additional senior security interests in the Collateral to holders of Senior Debt and additional subordinated security interests in the Collateral to holders of Subordinated Debt (the terms "Senior Debt" and "Subordinated Debt" shall have the meanings ascribed to such terms in the Intercreditor Agreement). The future issuance or incurrence of Senior or Subordinated Debt and the granting of senior or subordinated security interests in the Collateral in connection therewith shall be done in accordance with the Intercreditor Agreement. Notwithstanding the priority of any Uniform Commercial Code UCC Financing Statements filed with the Delaware Division of Corporations, or other appropriate governmental authority, in the event of default and disposition of the Collateral, the Secured Party shall share pari passu in the Collateral or any proceeds of the Collateral together with any other holders (as a class) of Subordinated Debt.

     4.     Representations, Warranties, and Covenants. Debtor represents, warrants, and covenants to Secured Party as follows:

            a.     Debtor owns the Collateral and has the requisite right, power, and authority to encumber, assign, and deliver the Collateral to Secured Party or its designated agent, as required by the terms and provisions of this Agreement.

            b.     No consent or approval (other than any which may be incidental to any filing with a filing officer to perfect the security interests in the Collateral) of any governmental body, regulatory authority, person, trust, or entity is or will be (i) necessary to the validity of the rights created hereunder, or (ii) required prior to the assignment, transfer, and delivery of any of the Collateral to Secured Party (or any agent designated by Secured Party).

            c.     No material dispute, right to setoff, counterclaim, or defense exists with respect to all or any part of the Collateral.

            d.     This Agreement constitutes the legal, valid, and binding obligation of Debtor, enforceable against Debtor and the Collateral in accordance with its provisions (subject to limitations as to enforceability which might result from bankruptcy, reorganization, arrangement, insolvency, or other similar laws affecting creditors' rights generally).

            e.     Debtor keeps and shall continue to keep all of its books and records concerning the Collateral and all of its other books and records at the address listed below, unless written notice to the contrary is given by the Debtor to Secured Party.

     5.     Delivery and Perfection. Debtor represents and warrants that if there is no existing UCC Financing Statement already on file on behalf of Secured Party prior to the Effective Date that promptly following the execution of this Agreement, Debtor shall file on behalf of Secured Party a UCC Financing Statement in the form and content of Schedule 2 attached hereto and incorporated herein by this reference, with the office of the Delaware Division of Corporations and with the appropriate office in such other states as Secured Party may deem necessary or advisable. In addition, Debtor shall execute such further documents and instruments, and do such further acts as Secured Party may reasonably request from time to time in order to protect and perfect its security interest in the Collateral.

     6.     Disposition of Collateral. Debtor covenants that any exchange, sale, transfer or disposition of the Collateral (except in the ordinary course of business) or any rights therein, whether by cancellation, reissuance, or otherwise; shall only be done in accordance with the Intercreditor Agreement.

     7.     The Intercreditor Agreement. Notwithstanding anything contained herein to the contrary, if any terms of this Agreement or any other agreement or document executed in conjunction herewith conflicts with any provision contained in the Intercreditor Agreement the Intercreditor Agreement shall prevail and all disputes, conflicts and interpretations shall be resolved in favor of the Intercreditor Agreement.

     8.     Filing of Government Reports. Debtor shall prepare and file all schedules, reports, returns, and/or other data required by local, state, or federal authorities with respect to taxes or other charges against the Collateral, and pay, when due, all taxes and claims arising in connection with the Collateral.

     9.     Records and Reports. Debtor shall allow Secured Party, and its officers, agents, attorneys and accountants, to examine and copy any and all of the Debtor's books, records, or other documents relating to the Collateral at any time after reasonable notice during Debtor's business hours.

     10.     Default. The following shall constitute a default by Debtor hereunder:

            a.     The occurrence of any default under any Senior Debt; or

            b.     The failure of Debtor to punctually perform and otherwise fulfill or comply with any of its covenants, duties, obligations, and responsibilities under this Agreement, the Senior Note, or under any other agreement, obligation, or undertaking between Debtor and Secured Party.

     11.     Rights and Remedies. Upon default by Debtor, Secured Party shall immediately notify Debtor in writing, which writing shall specify in detail the nature of such default, and shall state that Debtor has failed to cure such default within five (5) days after written notice. On the occurrence of any default hereunder, and subject to the provisions contained in the Intercreditor Agreement, Secured Party shall be entitled to all rights and remedies provided for under law. Such rights of Secured Party shall be cumulative, and the exercise of any right by Secured Party shall not affect or impair other rights which Secured Party may have under this Agreement or at law. In accordance with the foregoing, Secured Party shall be entitled to:

            a.     Take or keep possession of the Collateral and protect the same;

            b.     If Secured Party is not then in possession of the Collateral, to require Debtor or any other person in possession of the Collateral to assemble it and make it available to Secured Party at a reasonably convenient place, to be designated by Secured Party;

            c.     Retain the Collateral in full satisfaction of Debtor's obligations or dispose of the Collateral by public or private sale and apply the proceeds in total or partial satisfaction of Debtor's obligations to Secured Party and for Secured Party's costs (including, without limitation, reasonable attorneys' fees and costs) incurred in proceeding under this paragraph.

            d.     Declare any or all amounts owing to Secured Party under the Senior Note, this Agreement, or otherwise to be immediately due and payable;

            e.     Reduce any claim against Debtor to judgment and enforce any such judgment against Debtor;

            f.     Take such steps as it may deem reasonably appropriate to foreclose upon or otherwise enforce the security interest(s) and lien of this Agreement to secure payment and performance of the Debtor's obligations under the Subordinate Note and this Agreement; and

            g.     Exercise any and all other rights and remedies available at law or equity or otherwise to Secured Party under this Agreement.

     12.     Full Payment. Upon payment in full by Debtor to Secured Party of all amounts due and payable under the Subordinate Note and this Agreement Secured Party shall have no further right or interest in or to the Collateral.

     13.     Miscellaneous.

            a.     Remedies. Each of the parties to this Agreement shall be entitled to specifically enforce its rights under this Agreement subject to the provisions contained in the Intercreditor Agreement, recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that the assets and other matters that are the subject of this Agreement are unique and that money damages will not be an adequate remedy for any breach of certain of the provisions of this Agreement relating to the assets and other matters and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

            b.     Amendments and Waivers. No change in, amendment to, waiver, or termination of this Agreement, or any part hereof, shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

            c.     Governing Law and Venue. This Subordinate Security Agreement is and shall be governed by and construed and enforced in accordance with the laws of the State of California without application of conflict of laws principles. Sole and proper venue and jurisdiction for any dispute arising out of or relating to this Agreement shall be San Diego County Superior Court in San Diego, California.

            d.     Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience only; such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of this Agreement.

            e.     Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions.

            f.     Time of the Essence. Time is hereby expressly made of the essence with respect to the performance and/or satisfaction of each of the provisions and conditions of this Agreement.

            g.     Gender and Number. Wherever the context so requires, all words used in the singular shall be construed to include the plural, and vice versa, and words of any gender shall include any other gender.

            h.     Notices. No notice, request, demand, instruction, or other documents to be given hereunder to any party shall be effective for any purpose unless personally delivered to the person at the appropriate address set forth below (in which event, such notice shall be deemed effective only upon such delivery) or when delivered by mail, sent by registered or certified mail, return receipt requested, as follows:

If to Debtor:	7855 Ivanhoe Avenue, Ste. 322 La Jolla, California 92037 Attn: James R. Arabia

If to Secured Party:	[______________________] [______________________] [______________________]

Notice given by mail shall be deemed to have been given 48 hours after the deposit in any United States post office box in the state to which the notice is addressed, or 96 hours after deposit of same in any such post office box other than in the state to which the notice is addressed, postage prepaid, addressed as set forth above. Notice shall not be deemed given unless and until, under the preceding sentence, notice shall be deemed given to all addressees to whom notice must be sent. The addresses and addressees for the purpose of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice.

            i.     Successors and Assigns. Except as otherwise expressly provided, this Agreement, and each of its provisions, covenants, and conditions, shall apply to, bind, and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, transferees, successors-in-interest, and assigns.

            j.     Further Assurances. Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

            k.     Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one original document.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the first date written above.

DEBTOR:	SECURED PARTY:

NatureWell, Incorporated, a Delaware corporation	[____________________] [____________________]

By: ___________________________	By: ___________________________

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SCHEDULE 1

ASSETS

     All of the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof:

     All personal and fixture property of every kind and nature including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit and all general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications, formulations and schematics.

     The Debtor acknowledges and agrees that, in applying the law of any jurisdiction that at any time enacts all or substantially all of the uniform provisions of revised Article 9 of the Uniform Commercial Code approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and contained in the 1999 Official Text of the Uniform Commercial Code ("Revised Article 9"), the foregoing collateral description covers all assets of the Debtor.

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SCHEDULE 2

UCC FINANCING STATEMENT

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